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Exhibit 10.15

IHOP CORP.
2001 STOCK INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Option Agreement") is entered into as of February 24, 2004 (the "Date of Grant"), by and between IHOP CORP., a Delaware corporation (the "Company"), and X (the "Optionee").

RECITALS:

        Pursuant to the Company's 2001 Stock Incentive Plan (the "Plan"), the Compensation Committee of the Board of Directors of the Company, as the Administrator of the Plan, has determined that the Optionee is to be granted an option (the "Option") to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth herein, and hereby grants such Option. The Option is not intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

AGREEMENT:

        In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

        1.     NUMBER OF OPTION SHARES AND OPTION PRICE. The Option entitles the Optionee to purchase                        shares of the Company's Stock (the "Option Shares") at a price of $             per share (the "Option Exercise Price").

        2.     PERIOD OF OPTION AND CONDITIONS OF EXERCISE.

          (a)   Period of Option. Unless the Option is previously terminated pursuant to this Option Agreement, the term of the Option and this Option Agreement shall commence on the date hereof (the "Date of Grant") and shall terminate upon the tenth anniversary of the Date of Grant. Upon termination of the Option, all rights of the Optionee (including, without limitation, his or her guardian or legal representative) hereunder shall cease.

          (b)   Conditions of Exercise. Subject to the Optionee's continued employment with the Company, this Option shall vest and become exercisable as to one-third (1/3) of the shares subject to the Option on each of the first, second and third anniversaries of the Date of Grant, Notwithstanding anything in this Option Agreement to the contrary, the Option may be exercised only to purchase whole shares of Stock, and in no case may a fraction of a share of Stock be purchased. The right of the Optionee to purchase Option Shares with respect to which this Option has become exercisable as herein provided may only be exercised prior to the termination of the Option.

          (c)   Acceleration. The Administrator may, in its discretion, accelerate the exercisability of all of the Option Shares or any part thereof, upon such circumstances and subject to such terms and conditions as the Administrator deems appropriate; provided, however, that the Option Shares may not be accelerated by the Administrator prior to the first anniversary of the Date of Grant.

        3.     RIGHTS UPON TERMINATION OF EMPLOYMENT.

          (a)   Except as otherwise provided in this Section 3, the Option may not be exercised after the Optionee has ceased to be employed by the Company or any of its Subsidiaries.

          (b)   If the Optionee's employment with or service to the Company or any Subsidiary terminates by reason of his or her death, the Option may thereafter be exercised, to the extent then exercisable by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of twelve (12) months from the date of death or until the expiration of term of the Option, whichever period is shorter.

          (c)   If the Optionee's employment or service with the Company or any Subsidiary terminates by reason of Disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of such termination for a period of twelve (12) months from the date of the termination of employment or service or until the expiration of the term of the Option, whichever period is shorter, provided, however, that, if the Optionee dies within such twelve-month period and prior to the expiration of the term of the Option, the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the time of death or until the expiration of the term of the Option, whichever period is shorter.

          (d)   If the Optionee's employment or service with the Company or any Subsidiary terminates by reason of Retirement, the Option may thereafter be exercised, to the extent it was exercisable at the time of such termination for a period of twelve (12) months from the date of Retirement or until the expiration of the term of the Option, whichever period is shorter.

          (e)   If an Optionee's employment or service with the Company or any Subsidiary terminates for any reason other than death, Disability or Retirement, the Option may be exercised until the earlier to occur of (i) three months from the date of such termination or (ii) the expiration of the Option's term.

          (f)    Upon the termination of the Optionee's employment with the Company within a period of twenty-four (24) months following a Change of Control (i) by the Company other than for Cause, (ii) as a result of his or her Disability or (iii) by the Optionee in a Voluntary Termination or for Good Reason (as such terms are defined herein below), in lieu of shares of Stock issuable upon exercise of an outstanding Option, whether or not then exercisable, the Company shall pay the Optionee a lump sum amount (less any applicable taxes), in cash, equal to the product of (i) the excess of the Fair Market Value of the Option Shares on such date of termination, over the Option Exercise Price, and (ii) the number of the then unexercised Option Shares. The Option shall be canceled upon the making of such payment. Notwithstanding the foregoing, in the event any payment or benefit received or to be received by the Optionee in connection with the termination of the Optionee's employment (whether such benefit is pursuant to the terms of this Option Agreement or any other plan, arrangement or agreement with the Company) would not be deductible in whole or in part by the Company as a result of Section 280G of the Code, then, to the extent necessary to make such non-deductible portion of such payments and benefits deductible, the payments under this Section 3(d) will be reduced (if necessary, to zero). For purposes of the foregoing limitation, (i) no portion of the payment shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, and (ii) the payment shall be reduced only to the extent necessary so that the payment in its entirety constitutes reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or is otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to above in clause (i).

          (g)   Notwithstanding anything in this Section 3 to the contrary, the Option may not be exercised after termination of the Option.

        4.     EXERCISE OF OPTION SHARES.

          (a)   Payment for Option Shares. This Option may be exercised only by the Optionee (or his or her guardian or legal representative) or his or her transferees (i) by will or the laws of descent and distribution (ii) pursuant to a qualified domestic relations order. This Option may be exercised by giving written notice of exercise to the Company, specifying the number of Option Shares to be purchased and accompanied by a cashier's or certified bank check to the order of the Company for the aggregate Option Exercise Price of the exercised Option Shares and any applicable withholding taxes. In the discretion of the Administrator, payment may also be made, in whole or in part, in the form of unrestricted Stock already owned by the Optionee, Restricted Stock (as defined in the Plan) or Performance Shares (as defined in the Plan) granted under the Plan, based in each case on the Fair Market Value of the Stock on the date the Option is exercised. If payment of the Option Exercise Price is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares of Stock received upon exercise of such Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise of such Option) shall be restricted in accordance with the original terms of the Restricted Stock of Performance Share award in question.

          (b)   Delivery of Option Shares. Upon exercise of the Option and payment of the Option Price pursuant to paragraph (a) of this Section 4, the Company shall issue or cause to be issued, and delivered as promptly as possible to the Optionee, certificates representing the appropriate number of Option Shares, which certificates shall be registered in the name of the Optionee.

        5.     REQUIREMENTS OF LAW AND OF STOCK EXCHANGES. By accepting this Option, Optionee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution or pursuant to a qualified domestic relations order that, unless a registration statement under the Securities Act of 1933 is in effect as to the Option Shares purchased upon any exercise of this Option, (i) any and all Option Shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Option Shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.

        Notwithstanding anything in this Option Agreement to the contrary, no certificate or certificates for Option Shares purchased upon exercise of this Option shall be issued and delivered prior to the admission of such Option Shares to listing on notice of issuance on any stock exchange on which shares of that class are then listed, nor unless or until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

        6.     ADJUSTMENT IN STOCK. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, extraordinary cash dividend or other change in the corporate structure affecting the Stock, a substitution or adjustment shall be made in the number of unexercised Option Shares and the Option Exercise Price as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as the Administrator in its sole discretion may deem appropriate.

        7.     NONTRANSFERABILITY OF OPTION. The Option and this Option Agreement shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order and, during the lifetime of Optionee, the Option may be exercised only by Optionee or by a transferee pursuant to a qualified domestic relations order; provided, however, that Optionee shall be permitted to transfer the Option to a trust controlled by Optionee during the Optionee's lifetime for estate planning purposes. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

        8.     DISPUTE RESOLUTION. The parties hereto will use their reasonable best efforts to resolve any dispute hereunder through good faith negotiations. A party hereto must submit a written notice to any other party to whom such dispute pertains, and any such dispute that cannot be resolved within thirty (30) calendar days of receipt of such notice (or such other period to which the parties may agree) will be submitted to an arbitrator selected by mutual agreement of the parties. In the event that, within fifty (50) days of the written notice referred to in the preceding sentence, a single arbitrator has not been selected by mutual agreement of the parties, a panel of arbitrators (with each party to the dispute being entitled to select one arbitrator and, if necessary to prevent the possibility of deadlock, one additional arbitrator being selected by such arbitrators selected by the parties to the dispute) shall be selected by the parties. Except as otherwise provided herein or as the parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then existing rules of the American Arbitration Association. The decision of the arbitrator or arbitrators, or of a majority thereof, as the case may be, made in writing will be final and binding upon the parties hereto as to the questions submitted, and the parties will abide by and comply with such decision; provided, however, the arbitrator or arbitrators, as the case may be, shall not be empowered to award punitive damages. Unless the decision of the arbitrator or arbitrators, as the case may be, provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the prevailing party or parties in any arbitration will be entitled to recover all reasonable fees (including but not limited to attorneys' fees) and expenses incurred by it or them in connection with such arbitration from the non-prevailing party or parties.

        9.     RIGHTS OF OPTIONEE IN STOCK. The Optionee shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to the shares of Stock subject to this Option unless and until he or she has given notice of exercise and has paid in fall for such shares, pursuant to Section 4 hereof, and has given the representation required under Section 5.

        10.   NOTICES. Any notice to be given to the Company shall be personally delivered to or addressed to the Secretary of the Company at its principal office, and any notice to be given to the Optionee shall be addressed to him or her at the address given beneath his or her signature hereto, or at such other address as the Optionee may hereafter designate in writing to the Company. Any notice to the Company is deemed given when received by the Company. Any notice to Optionee is deemed given upon the earlier of the date it is received by the Optionee or five (5) days following the date it is enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited, postage and registration or certification fee prepaid, in a post office or branch post office regularly maintained by the United States.

        11.   FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

        12.   WITHHOLDING. The Company's obligations under this Option Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Optionee.

        13.   INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement are subject to all terms and conditions of the Plan.

        14.   EMPLOYMENT. Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Parent Subsidiary for any period of time or at any specific rate of compensation.

        15.   AMENDMENT AND TERMINATION. The Administrator may amend or terminate the Plan at any time; provided, however, that the amendment or termination of the Plan shall not, without the consent of the Optionee or his or her legal representative affect his or her rights under this Option Agreement.

        16.   LAWS APPLICABLE TO CONSTRUCTION. This Option Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

        17.   COUNTERPARTS. This Option Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        18.   DEFINED TERMS. As used in this Option Agreement, the following terms shall have the meanings set forth below:

          (a)   "Cause" shall mean termination upon: (1) the willful failure by the Optionee to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) the Optionee's willful misconduct that is injurious to the Company, monetarily or otherwise; or (3) the Optionee's commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his or her duties.

          (b)   "Disability" shall mean the Optionee's incapacity, due to physical or mental illness, and absence as a result thereof from the performance of his or her duties with the Company for ninety (90) consecutive days or one hundred eighty (180) days within any twelve (12) month period. Should such absence occur, the Optionee's employment may be terminated by the Company for "Disability."

          (c)   Good Reason. At any time following a Change in Control, the Optionee may terminate his or her employment for "Good Reason." "Good Reason" shall mean the occurrence (without the Optionee's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in subparagraph (i), (iv), (v), (vi) or (vii) below, such act or failure to act is corrected prior to the expiration of thirty (30) days from the receipt by the Company of a written notice from the Optionee asserting that the Company has acted, or failed to act, in a manner that creates "Good Reason," which written notification must be given to the Company by the Optionee at least thirty (30) days prior to termination of employment by the Optionee based on a claim that "Good Reason" for such termination exists:

    (i)
    The assignment to the Optionee of any duties inconsistent with the Optionee's status as an executive or manager of the Company or a substantially adverse alteration in the nature or status of the Optionee's responsibilities from those in effect prior to the Change in Control;

    (ii)
    A reduction by the Company in the Optionee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

    (iii)
    The failure by the Company to pay the Optionee any portion of the Optionee's current compensation, or to pay to the Optionee any portion of any installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

    (iv)
    The failure by the Company to continue in effect any compensation plan in which the Optionee participates immediately prior to the Change in Control which is material to the Optionee's total compensation, unless an equitable arrangement (embodied in an on-going substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Optionee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Optionee's participation relative to other participants, as existed immediately prior to the Change in Control;

    (v)
    The failure by the Company to continue to provide the Optionee with benefits substantially similar to those enjoyed by the Optionee under any of the Company's pension, life insurance, medical health and accident, or disability plans in which the Optionee was participating immediately prior to the Change in Control; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Optionee of any material fringe benefit enjoyed by the Optionee immediately prior to the Change in Control; or the failure by the Company to provide the Optionee with the number of paid vacation days to which the Optionee is entitled on the basis of years of service with the Company in accordance with the Company's general vacation policy in effect immediately prior to the Change in Control; or

    (vi)
    Any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company) to expressly assume and agree to perform this Option Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Option Agreement, "Company" shall mean the Company as hereinabove defined and any successor to its business and/or assets as aforesaid which assumes this Option Agreement by operation of law or otherwise.

      The Optionee's right to terminate the Optionee's employment for Good Reason shall not be effected by the Optionee's incapacity due to physical or mental illness. The Optionee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (d)   Voluntary Termination. The Optionee may terminate this Option Agreement under terms constituting a "Voluntary Termination" upon a material breach of this Option Agreement by the Company, unless the Company shall fully correct such breach within thirty (30) days of the Optionee's notice of termination given in respect thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first set forth above.

IHOP CORP.
By:	Julia A. Stewart President and CEO

        The undersigned has had the opportunity to read the terms and provisions of the foregoing Option Agreement and the terms and provisions of the Plan, herein incorporated by reference. The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Plan, herein incorporated by reference.

Optionee Signature

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IHOP CORP. 2001 STOCK INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AGREEMENT